Exhibit 99.5

FIRST AMENDMENT TO LEASE AGREEMENT

[Orlando, Florida]

THIS FIRST AMENDMENT TO LEASE AGREEMENT (“First Amendment”) is made this 20th day of May, 2005 (“Effective Date”), by and between HEWITT PROPERTIES IV LLC, an Illinois limited liability company (“Landlord”), and HEWITT ASSOCIATES LLC, an Illinois limited liability company (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated April 22, 1999 (“Original Lease”), whereby Landlord leased to Tenant approximately 97 acres of real property situated in Orlando, Florida, County of Orange (as legally described in the Original Lease) (the “Original Land”), together with certain improvements as described therein; and

WHEREAS, Landlord and Tenant desire to modify the Original Lease in accordance with the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration and of the mutual agreements hereinafter set forth, it is hereby mutually agreed as follows:

1. Incorporation of Recitals. The foregoing recitals are hereby incorporated in this First Amendment and made a part hereof by this reference.

2. Definitions; Title. All capitalized terms not defined in this First Amendment shall have the meaning ascribed to them in the Original Lease, unless otherwise stated herein. As used herein and in the Original Lease, the term “Lease” shall mean the Original Lease as amended by this First Amendment.

3. Land. The definition of “Land” is hereby revised as follows:

a. The first sentence of the recital paragraph immediately prior to Section 1 of the Original Lease is hereby revised to delete “97 acres” and insert in its place “52.918 acres.”

b. Exhibit A to the Original Lease is hereby replaced with Exhibit A attached hereto and made a part hereof.

4. Notes/Rent. The provisions regarding the Notes and Base Rent are modified as follows:

a. The last two sentences of the recital paragraph immediately prior to Section 1 of the Original Lease are hereby deleted.

b. Section 3 of the Original Lease is hereby deleted in its entirety and replaced with the following:

“Landlord and Tenant acknowledge that (i) the “Rent Commencement Date” was March 22, 2000, and (ii) Tenant has paid all “Base Rent” from the Rent Commencement Date through April 30, 2005. Commencing as of May 1, 2005, “Base Rent” shall be paid monthly, in arrears, in equal installments of $234,936.00 without offset or deduction with the first payment due on the 1st day of the month following the Effective Date of this First Amendment and on the 1st day of each month thereafter through the Expiration Date. Until advised in writing to the contrary by Landlord, Tenant shall pay all Base Rent, Additional Rent and all other amounts due Landlord hereunder to Harris Trust and Savings Bank, 111 West Monroe Street, Chicago, Illinois 60606, Attn: Indenture Trust Division.”

c. All references in the Original Lease to the Notes and the Note Agreement are hereby deleted. Without limiting the generality of the foregoing, (i) the first sentences of Section 12 and Section 13 and the fifth sentence of Section 17.B. of the Original Lease are revised to delete the clause “or under the Note Agreement” and the first sentence of Section 12 of the Original Lease is revised to delete the words “and therein,” (ii) the third sentence of Section 17.C. is revised to delete the phrase “or so long as the Notes remain outstanding, by Agent,” (iii) all references to “Agent” in Sections 16 and 17 shall be deemed to refer to Landlord or, at Landlord’s election, Landlord’s lender, (iv) Section 17.F. of the Original Lease is hereby deleted in its entirety, and (v) the last three sentences of the third paragraph of Section 19 of the Original Lease are hereby deleted in their entirety. In addition, the second sentence of the second paragraph of Section 12 is hereby deleted in its entirety and replaced with the following:

“Notwithstanding the foregoing, Tenant may assign this Lease to any Person so long as that Person is organized under the laws of a state of the United States of America or the District of Columbia and expressly assumes in writing Tenant’s obligations under the Lease. As used in this Section 4.c, “Person” shall mean a partnership, corporation, LLC, association, trust, or unincorporated organization, but shall not include a government or agency or political subdivision thereof.”

d. Exhibit D to the Original Lease is hereby deleted in its entirety.

5. Lease Extension. The second sentence of Section 13 of the Original Lease is revised to delete the term “six (6) months” and replace it with “twelve (12) months.”

6. Option to Purchase Demised Premises. Section 35 of the Original Lease is hereby deleted in its entirety and replaced with the following right of first refusal:

“a. If Landlord should at any time during the term of this Lease receive a bona fide offer (“Refusal Offer”) to purchase any, or all, of the Land or the Adjacent Land (as hereinafter defined), together with any or all improvements thereon (collectively, the “ROFR Property”) from a third party and Landlord desires to accept such offer, Landlord shall deliver to Tenant a written notice (“Acquisition Notice”) setting forth the name of the prospective purchaser and the terms and conditions of such Refusal Offer.

b. Tenant shall have ten (10) business days from receipt of the Acquisition Notice to exercise its right (“Right of First Refusal”) to purchase the ROFR Property listed in the Acquisition Notice by delivering written notice thereof to Landlord. Delivery of such notice shall obligate Tenant to purchase the ROFR Property (or the applicable portion thereof) on the date which is ninety (90) days after receipt of the Acquisition Notice (or any earlier date requested by Tenant) and on the terms and conditions set forth in the Acquisition Notice. In the event Tenant shall not elect to exercise its Right of First Refusal or fails to timely deliver notice within the ten (10) business day period, Tenant shall conclusively be deemed to have waived its Right of First Refusal as to the transaction described in the Acquisition Notice in question and Landlord may thereupon proceed to sell the ROFR Property (or portion thereof) on the terms and conditions and to the party specified in the Acquisition Notice in question, and in the event the ROFR Property (or portion thereof) is sold as set forth in the Acquisition Notice in question, the Right of First Refusal shall be applicable to any future sales of remaining ROFR Property (or portion thereof), and this Lease shall remain in full force and effect. Modifications may be made in the offer outlined in the Acquisition Notice without the necessity of resubmitting the offer to Tenant, provided that the purchase price is not reduced, the payment terms are not changed, and provided that the closing date is not extended for a period in excess of ninety (90) days.

c. Notwithstanding the foregoing, Tenant’s Right of First Refusal described in this Section 6 shall not apply (i) in the event Landlord’s lender forecloses, accepts a deed in lieu of foreclosure or otherwise takes title to the Land or the Adjacent Land which secures such lender’s mortgage, or (ii) to any transfer of the Adjacent Land to an Affiliate of Landlord. As used in this Section 6.c., “Affiliate” shall mean any entity resulting from a merger or consolidation with Landlord or any entity controlled by, controlling, or under common control with Landlord.

d. Any exercise by Tenant of the Right of First Refusal shall not be effective unless at the time of exercise by Tenant of such right, the following is true:

(i) There is then existing no Event of Default under the Lease or this First Amendment;

(ii) Tenant has a senior unsecured debt rating of at least BBB+ by Standard & Poor’s (or an equivalent rating by Moody’s, Fitch or other rating agency reasonably acceptable to Landlord); and

(iii) No less than seventy–five percent (75%) of the Demised Premises is occupied by Tenant or (x) any entity resulting from a merger or consolidation with Tenant, (y) any entity succeeding to the business and assets of Tenant, or (z) any entity controlled by, controlling, or under common control with Tenant.”

7. Option to Improve Adjacent Land.

(a) Landlord owns a parcel of real property directly adjacent to the Land consisting of approximately 44.685 acres, which parcel is legally described on Exhibit B attached hereto and made a part hereof (“Adjacent Land”). Landlord hereby grants to Tenant the exclusive option to require Landlord to improve the Adjacent Land with a class A office building and related parking, which, unless otherwise agreed by Landlord, shall be comparable in quality, design, construction, finishes to Tenant’s existing building on the Demised Premises and located substantially as shown on the site plan attached to this First Amendment as Exhibit C. (“Option to Improve Adjacent Land”). The Option to Improve Adjacent Land may be exercised by Tenant at any time during the Term of the Lease, as the term may be extended, by Tenant’s giving to Landlord written notice of its desire to exercise such Option to Improve Adjacent Land. Landlord agrees that Landlord shall have no development rights within the Adjacent Land, except as provided within this Section 7(a).

(b) If Tenant exercises the Option to Improve Adjacent Land, Tenant shall, within one hundred twenty (120) days of its notice to exercise such Option to Improve Adjacent Land, deliver to Landlord for its review and approval (which approval will not be unreasonably withheld) (i) plans and specifications for improvements to be constructed on the Adjacent Land, which shall be consistent with Section 7(a) above and shall consist of substantially the same types of improvements (i.e., building shell, surface parking, landscaping and tenant improvements) as described in Exhibits B and C to the Original Lease, and (ii) a site plan for the Adjacent Land for attachment as Exhibits B and C, respectively, to the Adjacent Land Lease (as hereinafter defined). Upon its review and approval of the plans and specifications, Landlord shall enter into construction contracts for the Adjacent Land improvements to be attached as part of Exhibit C to the Adjacent Land Lease. Tenant and Landlord shall enter into a new net lease (“Adjacent Land Lease”), with respect to the Adjacent Land within ninety (90) days after Tenant’s exercise of the Option to Improve Adjacent Land which Adjacent Land Lease shall be substantially in the form of the Lease, except for the following:

(i) Landlord and Tenant shall select a commercially reasonable date for the Final Project Completion to insert in Section 1.B(ii) of the Adjacent Land Lease.

(ii) The “Rent Commencement Date” to be defined in Section 3 of the Adjacent Land Lease shall be two (2) months after the date selected for the Final Project Completion as inserted in Section 1.B(ii) of the Adjacent Land Lease.

(iii) The original term of the Adjacent Land Lease shall be as elected by Tenant, but shall not be less than fifteen (15) years.

(iv) Not later than ninety (90) days before the Rent Commencement Date, Landlord shall prepare an amortization schedule (“Amortization Schedule”) that amortizes the hard and soft costs, determined according to generally accepted accounting principles, net of land cost, but including construction loan interest at an annual rate not greater than the “Prime Rate” as reported in The Wall Street Journal plus two percent (2.0%) and a reasonable developer’s fee equal to six percent (6.0%) (or such lesser percentage, but not lower than four percent (4.0%), as Tenant establishes through commercially reasonable evidence would be a market rate developer’s fee) of such hard and soft costs, incurred by Landlord based on the plans and specifications and construction contracts described in Section 7(b) for the Landlord Improvements (as such term is defined in the Adjacent Land Lease) by equal monthly payments over a seventeen (17) year period assuming an interest rate equal to the then-prevailing (i.e., at the time such Amortization Schedule is prepared) mortgage interest rate for seventeen-year fixed-rate mortgages as reasonably determined by Landlord. The Amortization Schedule shall establish the amount of the annual Base Rent and monthly installments thereof for the first five (5) years of the original term of the Adjacent Land Lease, which Base Rent shall be increased at the rate of ten percent (10%) every five years during the original term of the Adjacent Land Lease (but not for any extension terms of the Adjacent Land Lease, as to which Base Rent shall be determined as provided in clause (v) below). Based upon the Amortization Schedule and the length of the original term of the Lease, Landlord shall prepare a Schedule of Rents for “Base Rent” and attach such schedule as Exhibit D to the Adjacent Land Lease. In the Schedule of Rents the Base Rent for each year of the Adjacent Land Lease shall be stated as an annual amount, payable in equal monthly installments. The Schedule of Rents shall be equal to the duration of the original term of the Adjacent Land Lease (so that, for example, if the original term of the Adjacent Land Lease is fifteen (15) years, then the Schedule of Rents shall consist of the first fifteen (15) years of the Amortization Schedule, plus increases at the rate of ten percent (10%) every five years as provided above). If the original term of the Adjacent Land Lease exceeds seventeen (17) years, Base Rent shall, nevertheless, be determined on the basis of a seventeen (17) year amortization of the costs of the Landlord Improvements as provided above. Rent shall be paid monthly, in arrears, in equal installments in accordance with the Schedule of Rents prepared for the Adjacent Land Lease without offset or deduction commencing on the Rent Commencement Date and on the same day as the Rent Commencement Date of each month thereafter through the Expiration Date of the Adjacent Land Lease. Until advised in writing to the contrary by Landlord, Tenant shall pay all Base Rent, Additional Rent and all other amounts due Landlord hereunder to Harris Trust and Savings Bank, 111 West Monroe Street, Chicago, Illinois 60606, Attn: Indenture Trust Division.”

(v) The last sentence of Section 13 (Lease Extension) of the Adjacent Land Lease shall be revised to insert “the greater of (a) the Base Rent for the final year of the original term of this Lease or the Base Rent for the final year of the immediately preceding Extension Term, as the case may be, or (b) ninety-five percent (95%) of” immediately prior to “the then fair market value for the Demised Premises.”

(c) Upon the parties’ execution of the Adjacent Land Lease, the Lease shall be deemed amended, as necessary, to provide that:

(i) the original term of the Lease shall be deemed to expire on the later of (y) the last day of the unexpired original term of the Lease, or (z) the date that is ten (10) years after the commencement date of the term of the Adjacent Land Lease, and

(ii) notwithstanding whether Tenant shall have previously extended the term of the Lease for either or both of the Extension Terms provided for in Section 13 of the Lease, Tenant may thereafter, at Tenant’s option, and upon written notice to Landlord, extend the term of the Lease (as it may be extended by Subsection 7(c)(i) above) for (y) one (1) successive additional term that expires on the last day of the original term of the Adjacent Land Lease if the term of the Lease expires pursuant Subsection 7(c)(i)(y) above, or (z) a duration of five (5) years if the term of the Lease expires pursuant to Subsection 7(c)(i)(z) above, followed by two (2) additional terms of five (5) years (each an “Extension Term,” collectively the “Extension Terms”), all in accordance with the terms of Section 13 of the Lease.

(d) Notwithstanding anything to the contrary contained in this First Amendment, any exercise by Tenant of the Option to Improve Adjacent Land shall not be effective unless at the time of exercise by Tenant of such option, the following is true:

(i) There is then existing no Event of Default under the Lease or this First Amendment;

(ii) Tenant has a senior unsecured debt rating of at least BBB+ by Standard & Poor’s (or an equivalent rating by Moody’s, Fitch or other recognized rating agency reasonably acceptable to Landlord); and

(iii) No less than seventy–five percent (75%) of the Demised Premises must be occupied by Tenant or (x) any entity resulting from a merger or consolidation with Tenant, (y) any entity succeeding to the business and assets of Tenant, or (z) any entity controlled by, controlling, or under common control with Tenant.

(e) For the term of the Lease, as it may be extended, Tenant agrees to pay, as Additional Rent, before any fine, penalty, interest or cost may be added thereto for the nonpayment thereof, all Impositions assessed against the Adjacent Land, as provided in Section 14 of the Original Lease.

8. Impositions. Section 14.D. of the Original Lease is amended by inserting the word “not” after the word “would” in the sixth line thereof.

9. Insurance. All policies of insurance required to be maintained by Tenant under Section 15 of the Original Lease shall be written through companies which (a) are licensed or admitted to do business in the State of Texas and (b) have a general company and financial size rating of “A-” or better by Standard & Poor’s Ratings Group. In addition, without limiting any requirement of Section 15, Tenant agrees that the coverages maintained by Tenant under Section 15.B. shall be not less than the coverages in effect as of the Effective Date, which include terrorism risk insurance.

10. Interest. Section 26 of the Original Lease is hereby deleted in its entirety and replaced with the following: “Base Rent, Additional Rent and any other amounts due Landlord hereunder, if not paid when due, and any other charges payable by Tenant hereunder not paid when due, including any charges, expenses, liabilities or fees in connection with a default by Tenant, shall accrue interest (the “Default Rate”) at the lesser of (a) the rate of prime (as published in the Wall Street Journal) plus four percent (4%) or (b) the maximum lawful rate.”

11. Subdivision of Original Land. Landlord shall have the right, at Landlord’s sole expense, to cause the Original Land to be subdivided, such that each of the Land and the Adjacent Land is a separate tax parcel and can be conveyed or encumbered lawfully as a distinct parcel (“Subdivision”); provided, however, that no such Subdivision shall materially alter the boundaries of the Land or the Adjacent Land, as existing on the Effective Date of this First Amendment. In the event Subdivision occurs, Tenant agrees, if requested by Landlord, to enter into with Landlord (a) a new agreement embodying the substance of Section 6 (insofar as such Section applies to the Adjacent Land) and Section 7 of the Lease (the “New Agreement”), which New Agreement shall be made binding upon the Adjacent Land, and (b) a further amendment to the Lease, deleting therefrom Section 6 (insofar as such Section applies to the Adjacent Land) and Section 7 and any references to the rights of Tenant and/or obligations of Landlord with respect to the Adjacent Land. If the New Agreement would be subordinate to any existing or future mortgage, ground lease or other encumbrance affecting the Adjacent Land, or Landlord requests that Tenant subordinate the New Agreement to any existing or future mortgage, ground lease or other encumbrance (which Tenant agrees to do if requested by Landlord), Landlord shall obtain for the benefit of Tenant an agreement from the holder of such mortgagee, ground lease or other encumbrance, in a commercially reasonable form, that, for so long as Tenant complies with the terms and conditions of such New Agreement such holder will not, in foreclosing against or taking possession of the Adjacent Land or otherwise exercising its rights under such mortgage, ground lease or other encumbrance, terminate the New Agreement or disturb Tenant’s rights thereunder, or words of similar import, and (ii) such subordination shall not otherwise materially restrict or limit the rights or increase the obligations of Tenant under the New Agreement.

12. Development of Adjacent land. In connection with development of the Adjacent Land (whether or not Subdivision occurs): (a) Landlord may subject the Land and the Adjacent Land to reasonable and customary easements, covenants, conditions and restrictions, providing for ingress and egress, utilities, drainage, use and maintenance of common areas, signs (including without limitation reasonable directional signs and monument and other identification signs, which may be located upon the Land) and the like (collectively, “Covenants”), and Tenant agrees to execute and deliver to Landlord all reasonable instruments requested by Landlord in connection therewith, including without limitation reasonable instruments subordinating the Lease to such Covenants, and (b) Landlord may cause utility lines to be constructed within utility easements on the Land and Adjacent Land as reasonably required for any improvements on the Land and Adjacent Land. Notwithstanding the foregoing, (i) none of the Covenants nor any utility lines constructed by Landlord upon the Land or Adjacent Land shall materially and adversely affect any right of Tenant under Sections 6 or 7 hereof, and (ii) Tenant shall have the right to approve, which approval shall not be unreasonably withheld, delayed or conditioned, any Covenant or proposed utility line affecting any part of the Land or Adjacent Land leased to Tenant.

13. Financial Covenants. At all times throughout the Lease term Tenant shall be in compliance with all financial covenants contained in agreements pertaining to Tenant’s senior indebtedness, and, without limiting the generality of the foregoing, shall maintain the following (each a “Financial Covenant” and, collectively, the “Financial Covenants”): (a) a minimum level of net worth of $237,211,000; and (b) a ratio of consolidated debt to consolidated cash flow not to exceed 2.25 to 1.00. If, at any time, Tenant shall not be in compliance with the Financial Covenants Tenant shall (x) give Landlord prompt written notice thereof, specifying with reasonable detail the Financial Covenant or Financial Covenants with which Tenant is not in compliance and the nature of such non-compliance, and (y) Tenant shall deliver to Landlord the guaranty of Hewitt Associates, Inc. or another entity reasonably acceptable to Landlord (“Guaranty”), in a commercially reasonable form, guaranteeing the obligations of Tenant under the Lease, which Guaranty shall remain in effect for so long as Tenant is not in compliance with the Financial Covenants.

14. Tenant Financial Information. At Landlord’s request (which request, in the absence of any default by Tenant hereunder, shall be made no more than once in any calendar year), Tenant shall deliver to Landlord, within thirty (30) days after written request by Landlord, Tenant’s most recent then available annual audited financial statements, including a balance sheet and income statement, prepared in accordance with generally accepted accounting principles consistently applied. Such financial statements shall (i) be certified by the chief financial officer of Tenant as being true, accurate and complete in all material respects and (ii) be for a fiscal year of Tenant ending as of a date no earlier than fifteen (15) months prior to the date of Landlord’s notice to Tenant.

15. Nondisturbance. Section 11 of the Original Lease is amended by adding to the beginning of the first sentence thereof the phrase “Subject to the last sentence of this Section 11,” and by adding the following at the end thereof: “The foregoing subordination shall be self-operative and automatically effective as to any existing instrument or instrument filed subsequent to the execution and delivery of this Lease; provided, that (i) Landlord shall obtain for the benefit of Tenant an agreement from any future or existing mortgagee, ground lessor or other encumbrancer (each, a “Secured Party”), in a commercially reasonable form, that, for so long as there exists no default beyond applicable grace periods under this Lease by Tenant, such Secured Party will not, in foreclosing against or taking possession of the Demised Premises or otherwise exercising its rights under such instrument, terminate this Lease or disturb Tenant’s possession of the Demised Premises hereunder, or words of similar import, and (ii) such subordination shall not otherwise materially restrict or limit the rights or increase the obligations of Tenant under this Lease.”

16. Prior Rights of First Offer; Third Party Approvals. Tenant acknowledges that the Original Land is subject to certain rights in favor of Orange County Research and Development Authority (collectively, the “Prior Offer Rights”), pursuant to which the holder of such rights has a right of first offer to acquire undeveloped portions of the Original Land, and that such Prior Offer Rights are superior to the rights of Tenant under the Lease. In the event Landlord is required under the terms of the Prior Offer Rights to offer all or a part of the Adjacent Land to the holder of such rights and such holder elects to purchase the Adjacent Land so offered, then, and in such event (a) Tenant shall have no rights with respect to such Adjacent Land under Sections 6 or 7 of the Lease, and (b) upon the conveyance of such Adjacent Land to such holder, the Lease shall terminate as to the land so transferred. Tenant acknowledges further that in the event Tenant exercises a right under Section 7 to require Landlord to improve the Adjacent Land on behalf of Tenant, the construction of such improvements will be subject to certain approvals by the party holding the Prior Offer Rights and by government officials (collectively, the “Approvals”). Landlord agrees to use commercially reasonable efforts to obtain all such Approvals, but if, after using commercially reasonable efforts, Landlord is unable to obtain an Approval required for the construction of any such improvement Landlord shall not be required to construct it, notwithstanding any provision of the Lease which may be to the contrary.

17. Choice of Law and Interpretation. Section 31 of the Original Lease is hereby deleted in its entirety and replaced with the following: “This Lease shall be governed by the internal law of the State of Florida, without considering such state’s choice of law rules.”

18. Counterparts. This First Amendment may be executed in two or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single copy of this First Amendment.

19. Miscellaneous. This First Amendment (a) shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, transferees, successors and assigns (except as expressly otherwise provided in the Lease), and (b) shall be governed by and construed in accordance with the laws of the State of Florida.

20. Ratification. Except as expressly amended by this First Amendment, all other terms, conditions and provisions of the Lease are hereby ratified and confirmed and shall continue in full force and effect, including, without limitation, the provisions of Section 21 of the Original Lease regarding Brokerage.

21. Memorandum of Lease. Landlord shall record, at Landlord’s expense, a Memorandum of Lease in a form reasonably acceptable to Tenant. Such Memorandum of Lease shall be recorded on the closing date of Landlord’s sale of the Land and the Adjacent Land, immediately prior to the recordation of the buyer’s deed and any other documents to be recorded, including buyer’s mortgage and other financial documentation.

[Signatures on the following page.]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Lease Agreement under seal as of the day and year first hereinabove written.

LANDLORD:

HEWITT PROPERTIES IV LLC, an Illinois limited liability company

By:	/S/ DAVID L. HUNT
Name:	David L. Hunt
Title:	Manager

TENANT:

HEWITT ASSOCIATES LLC, an Illinois limited liability company

By:	/S/ C.L. CONNOLLY III
Name:	C.L. Connolly III
Title:	Secretary

EXHIBIT A

Legal Description of Land

EXHIBIT B

Legal Descriptions of Adjacent Land

EXHIBIT C

Site Plan